EXHIBIT 99.01

CONTACTS: For Media Inquiries: Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 jared.tipton@cepheid.com	For Investor Inquiries: Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid

904 Caribbean Drive

Sunnyvale, CA 94089

Telephone: 408.541.4191

Fax: 408.541.4192

CEPHEID REPORTS 2009 FIRST QUARTER RESULTS

Eighth Quarter of Consecutive Growth in Clinical Reagents; Up 79% From 2008 First Quarter

SUNNYVALE, California, April 23, 2009 – Cepheid (Nasdaq: CPHD) today reported revenue for the first quarter of 2009 of $38.8 million. Net loss was $7.4 million, or $(0.13) per share, which compares to revenue of $44.8 million and a net loss of $1.9 million, or $(0.03) per share, in the first quarter of fiscal 2008.

Excluding amortization of purchased intangible assets, stock compensation and restructuring expenses, non-GAAP net loss for the first quarter was $2.9 million, or $(0.05) per share. This compares to a non-GAAP net income of $1.7 million, or $0.03 per share, in the first quarter of fiscal 2008.

“Despite broader economic uncertainty, sales for our Clinical tests continued to grow at a significant rate, running over 79% ahead of the first quarter of 2008, and in large part offsetting the anticipated declines in the Partner and Biothreat businesses,” said John Bishop, Cepheid’s Chief Executive Officer. “Despite the tough sales environment, we placed 95 systems worldwide during the first quarter. Additionally, we achieved an important milestone for Cepheid with the placement of our 1,000th GeneXpert® System, highlighting that its ease-of-use and flexibility continue to be compelling.”

“Account utilization of our test menu continued to grow during the first quarter, along with our pipeline of available tests,” continued Bishop. “We recently released our Xpert® MRSA/SA-nasal product in Europe for pre-surgical testing, and expect to release our Xpert® TB/RIF for multi-drug resistant tuberculosis in Europe next week. Additionally, I am pleased to announce that we have submitted our Clostridium difficile assay to the FDA for 510(k) market clearance. These product developments further demonstrate that Cepheid is executing well on its vision of providing a broad test menu thereby helping the GeneXpert System to become the molecular testing platform of choice.”

Operational Overview

•	Total product sales of $36.6 million compared to $41.9 million in the first quarter of fiscal 2008. By industry, product sales were, in millions:

	Three Months Ended March 31,
	2009	2008	Change
Clinical Systems	$4.8	$7.0	-32%
Clinical Reagents	19.0	10.6	79%

Total Clinical	23.8	17.6	35%
Industrial	3.7	3.6	3%
Biothreat	7.9	12.6	-37%
Partner	1.2	8.1	-85%

Total Product Sales	$36.6	$41.9	-13%

•	By geography, product sales were, in millions:

	Three Months Ended March 31,
	2009	2008	Change
North America
Clinical	$18.4	$12.8	43%
Other	10.8	18.6	-42%

Total North America	29.2	31.4	-7%

International
Clinical	5.4	4.8	12%
Other	2.0	5.7	-65%

Total International	7.4	10.5	-30%

Total Product Sales	$36.6	$41.9	-13%

•	During the quarter, Cepheid installed a total of 95 GeneXpert systems and 436 modules. As of March 31, 2009, a cumulative total of 1,042 GeneXpert systems and 5,543 modules have been placed worldwide.

•	GAAP gross margin on product sales was 44% and non-GAAP gross margin on product sales was 46%, which compares to 45% and 47%, respectively, in the first quarter of fiscal 2008.

•	Cash, cash equivalents and investments, net of associated debt, were $36.6 million as of March 31, 2009.

•	DSO improved to 43 days.

Business Outlook

For the fiscal year ending December 31, 2009, the Company expects:

•	Total revenue to be in the range of $164 to $174 million;

•	Net loss in the range of $(0.42) to $(0.47) per share;

•	Non-GAAP net loss in the range of $(0.11) to $(0.17) per share.

Non-GAAP net loss excludes approximately $16 million related to stock compensation expense, $1 million related to the amortization of acquired intangibles, and $0.7 million related to restructuring expenses.

Accessing Cepheid’s Q109 Results Conference Call

The Company will host a management presentation at 2:00 p.m. Pacific Time on Thursday, April 23, 2009 to discuss the results. To access the live webcast, please visit Cepheid’s website at www.cepheid.com/investors at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

Interested participants and investors may also listen to the live teleconference call by dialing 866-700-6067 (domestic) or 617-213-8834 (international), and entering participant code 21782083. A replay will be available for seven days beginning at about 4:00 p.m. Pacific Time. Access numbers for this replay are 888-286-8010 (domestic) and 617-801-6888 (international), with passcode 78028998.

About Cepheid

Cepheid (Nasdaq: CPHD), based in Sunnyvale, Calif., is an on-demand molecular diagnostics company that develops, manufactures, and markets fully-integrated systems and tests for genetic analysis in the clinical, industrial and biothreat markets. The Company’s systems enable rapid, sophisticated genetic testing for organisms and genetic-based diseases by automating otherwise complex manual laboratory procedures. Cepheid’s easy-to-use systems integrate a number of complicated and time-intensive steps, including sample preparation, DNA amplification and detection, which enable the analysis of complex biological samples in its proprietary test cartridges. Through its strong molecular biology capabilities, the Company is focusing on those applications where rapid molecular testing is particularly important, such as identifying infectious disease and cancer in the clinical market; food, agricultural, and environmental testing in the industrial market; and identifying bio-terrorism agents in the biothreat market.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include employee share-based compensation expense and amortization of purchased intangible assets and restructuring charges. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee share-based compensation expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under SFAS 123(R). The Company excludes employee share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, as the Company applies SFAS 123(R), it believes that it is useful to investors to understand the impact of the application of SFAS 123(R) on its results of operations.

Amortization of purchased intangible assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Restructuring expenses. The Company excluded expenses associated with its restructuring from its results for non-GAAP net loss for the first quarter of 2009 and also from its outlook for non-GAAP net loss for fiscal 2009. The Company excluded these items as it believes such amounts are non-recurring in nature, and do not have a direct impact on the operation of the Company’s core business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth in clinical product sales, regulatory developments, product pipeline, demand for certain products, future revenues, future net income and other future operating results. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: the uncertain impact of the significant global economic downturn on our business, and that of our customers, potential customers and business partners; our success in increasing direct sales and the effectiveness of new sales personnel; the performance and market acceptance of new products; sufficient customer demand; our ability to develop and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites; changes in the protocols or levels of testing for MRSA and other Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the mix of products sold, which can affect gross margins; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; unforeseen development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the Company’s ability to continue to realize manufacturing efficiencies, which are an important factor in improving gross margins; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; the impact of acquisitions; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K for 2008 and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Revenues:
System sales	$7,909	$14,324
Reagent and disposable sales	28,679	27,596

Total product sales	36,588	41,920
Other revenues	2,179	2,913

Total revenues	38,767	44,833

Costs and operating expenses:
Cost of product sales	20,511	22,986
Collaboration profit sharing	2,629	3,733
Research and development	10,338	9,898
Sales and marketing	6,812	6,941
General and administrative	5,269	4,747
Restructuring charge	747	—

Total costs and operating expenses	46,306	48,305

Loss from operations	(7,539)	(3,472)
Other income, net	72	1,282

Net loss before income tax benefit	(7,467)	(2,190)
Income tax benefit	44	340

Net loss	$(7,423)	$(1,850)

Basic and diluted net loss per share	$(0.13)	$(0.03)

Shares used in computing basic and diluted net loss per share	57,832	56,152

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	March 31, 2009	December 31, 2008
ASSETS

Current assets:
Cash and cash equivalents	$26,808	$23,478
Restricted cash	—	1,500
Accounts receivable, net	18,366	18,952
Inventory	35,706	33,498
Prepaid expenses and other current assets	3,209	4,636

Total current assets	84,089	82,064
Property and equipment, net	23,297	24,109
Investments	24,431	24,539
Other non-current assets	934	920
Intangible assets	39,266	36,932
Goodwill	18,626	18,556

Total assets	$190,643	$187,120

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$15,081	$9,669
Accrued compensation	5,923	7,919
Accrued royalties	7,860	5,953
Accrued collaboration profit sharing	870	2,023
Accrued other liabilities	7,722	6,816
Current portion of deferred revenue	2,214	2,834
Bank borrowing	14,598	14,639

Total current liabilities	54,268	49,853
Long-term portion of deferred revenue	1,810	1,753
Other liabilities	4,820	3,549

Total liabilities	60,898	55,155

Shareholders’ equity:
Common stock	268,541	266,991
Additional paid-in capital	45,230	41,619
Accumulated other comprehensive income (loss)	19	(23)
Accumulated deficit	(184,045)	(176,622)

Total shareholders’ equity	129,745	131,965

Total liabilities and shareholders’ equity	$190,643	$187,120

CEPHEID

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(7,423)	$(1,850)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,090	1,941
Amortization of intangible assets	1,516	1,155
Amortization of prepaid compensation expense	63	63
Stock-based compensation related to employees and consulting services rendered	3,547	3,261
Unrealized gain on auction rate securities	(2,971)	—
Unrealized loss on put option	3,079	—
Deferred rent	(74)	(31)
Changes in operating assets and liabilities:
Accounts receivable	587	(5,278)
Inventory	(2,139)	(3,237)
Prepaid expenses and other current assets	1,358	(1,261)
Other non-current assets	(15)	(143)
Accounts payable and other current liabilities	6,119	6,802
Accrued compensation	(1,996)	(2,730)
Deferred revenue	(563)	(346)

Net cash provided by (used in) operating activities	3,178	(1,654)

Cash flows from investing activities:
Capital expenditures	(1,420)	(4,674)
Payments for technology licenses	(1,500)	—
Cost of acquisition, net of cash acquired	(148)	—
Proceeds from maturities of marketable securities	—	2,550
Proceeds from the sale of fixed assets	8	24
Transfer to unrestricted cash	1,500	517

Net cash used in investing activities	(1,560)	(1,583)

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options and awards	1,551	6,732
Principal payments of bank borrowing	(41)	—
Principal payments of notes payable	—	(4)

Net cash provided by financing activities	1,510	6,728

Effect of exchange rate change on cash	202	33

Net increase in cash and cash equivalents	3,330	3,524
Cash and cash equivalents at beginning of period	23,478	16,476

Cash and cash equivalents at end of period	$26,808	$20,000

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Total Product Sales	$36,588	$41,920
Total Revenues	$38,767	$44,833

Cost of product sales	$20,511	$22,986
Stock compensation expense	(354)	(350)
Amortization of purchased intangible assets	(324)	(241)

Non-GAAP measure of cost of product sales	$19,833	$22,395

Gross margin on product sales per GAAP	44%	45%
Gross margin on product sales per non-GAAP	46%	47%

Research and development	$10,338	$9,898
Amortization of purchased intangible assets	(24)	(24)
Stock compensation expense	(1,305)	(1,263)

Non-GAAP measure of cost of research and development	$9,009	$8,611

Sales and marketing	$6,812	$6,941
Amortization of purchased intangible assets	(49)	(21)
Stock compensation expense	(710)	(845)

Non-GAAP measure of cost of sales and marketing	$6,053	$6,075

General and administrative	$5,269	$4,747
Stock compensation expense	(1,053)	(803)

Non-GAAP measure of cost of general and administrative	$4,216	$3,944

Income (loss) from operations	$(7,539)	$(3,472)
Restructuring charge	747	—
Stock compensation expense	3,422	3,261
Amortization of purchased intangible assets	397	286

Non-GAAP measure of income (loss) from operations	$(2,973)	$75

Net income (loss)	$(7,423)	$(1,850)
Restructuring charge	747	—
Stock compensation expense	3,422	3,261
Amortization of purchased intangible assets	397	286

Non-GAAP measure of net income (loss)	$(2,857)	$1,697

Basic and diluted net income (loss) per share	$(0.13)	$(0.03)
Restructuring charge	0.01	—
Stock compensation expense	0.06	0.05
Amortization of purchased intangible assets	0.01	0.01

Non-GAAP measure of net income (loss)	$(0.05)	$0.03

Shares used in computing basic and diluted net income (loss) per share	57,832	56,152
Incremental shares from the assumed conversion of dilutive stock options	—	5,868

Shares used in computing diluted net income (loss) per share	57,832	62,020

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